Exhibit 10.5

VEECO INSTRUMENTS INC. 2010 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD (NON-EMPLOYEE DIRECTOR 2011)

Veeco Instruments Inc. (the “Company”), is pleased to confirm the award to the non-employee Director of the Company named below (“Grantee”) of restricted shares of common stock, par value $0.01 per share, of the Company described below, subject to the terms and conditions of this Notice of Restricted Stock Award (Non-Employee Director 2011) (the “Notice”), the Veeco Instruments Inc. 2010 Stock Incentive Plan, as amended from time to time (the “Plan”) and the terms and conditions set forth in the Veeco Instruments Inc. Terms and Conditions of Restricted Stock Award (Non-Employee Director 2011) (the “Terms and Conditions”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Grantee:

Award Date:

Aggregate number of shares of
Restricted Stock subject to the Award

(the “Award”):

Vesting/Lapsing of Restrictions:

Subject to Grantee’s Continuous Service, one hundred percent (100%) of the shares comprising the Award will vest, and the restrictions with respect to such shares shall lapse, on the earlier to occur of: (i) the date immediately preceding the date of the Company’s 2013 Annual Meeting of Stockholders; or (ii) the first (1st) anniversary of the Award Date.

In the event of a Corporate Transaction, one hundred percent (100%) of the shares comprising the Award shall vest, and the restrictions with respect to such shares shall lapse, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

Additional Provisions:

This Award shall be subject to the terms and conditions set forth in the Veeco Instruments Inc. 2010 Stock Incentive Plan (the “Plan”) and the Veeco Instruments Inc. Terms and Conditions of Restricted Stock Award (Non-Employee Director 2011) (the “Terms and Conditions”).  Unless Grantee notifies the Company within 10 days following receipt of this notice that he or she declines this Award, Grantee will be deemed to have accepted and agreed to the Terms and Conditions.  Any such notice should be in writing and sent to Veeco Instruments Inc., Attention: General Counsel, Terminal Drive, Plainview, NY 11803 or by facsimile to 516-677-0380.

VEECO INSTRUMENTS INC.

Name: Robert W. Bradshaw
Title: Sr. Vice President Human Resources

VEECO INSTRUMENTS INC. 2010 STOCK INCENTIVE PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD
(NON-EMPLOYEE DIRECTOR 2011)

These TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD (NON-EMPLOYEE DIRECTOR 2011) (these “Terms and Conditions”) apply to any award by Veeco Instruments Inc., a Delaware corporation (the “Company”), of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions (“Restricted Stock”), pursuant to the Veeco Instruments Inc. 2010 Stock Incentive Plan (as it may be amended from time to time, the “Plan”), which specifically references these Terms and Conditions.

ARTICLE 1
DEFINITIONS

1.1                               In General.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan and/or the applicable Notice of Restricted Stock Award (Non-Employee Director 2011) (the “Notice”).  In addition, wherever the following term is used in these Terms and Conditions, it shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2                               “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to the risk of forfeiture set forth in Section 3.1.

ARTICLE 2
RESTRICTED STOCK AWARD

2.1                               Award of Restricted Stock.  The Award is made in consideration of the Grantee’s service as a non-employee Director of the Company and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award.  Pursuant to the Award, the Company issues to the Grantee            shares of Restricted Stock as of the Award Date.

2.2                               Award Subject to Plan.  The Award is subject to the terms and provisions of the Plan, including the provisions of Section 11 of the Plan in the event of a Corporate Transaction.

ARTICLE 3
RESTRICTIONS

3.1                               Forfeiture.  Unless otherwise provided by written agreement between the Company and Grantee, which may be entered into at any time, including in connection with the termination of Grantee’s Continuous Service, any Shares subject to the Award which are not vested at the time Grantee’s Continuous Service terminates shall thereupon be forfeited immediately and without any further action by the Company or the Grantee.

3.2                               Vesting and Lapse of Restrictions.  Subject to Section 3.1, the Restrictions shall lapse with respect to the Restricted Stock subject to the Award, and the Grantee’s rights thereto shall vest, on the earlier to occur of: (i) the date immediately preceding the date of the Company’s

2012 Annual Meeting of Stockholders; or (ii) the first (1st) anniversary of the Award Date (the “Vesting Date”), provided, in each case, that the Grantee remains in Continuous Service through the Vesting Date.  Subject to Section 3.1, in the event of a Corporate Transaction, the Restrictions shall lapse with respect to the Restricted Stock subject to the Award, and the Grantee’s rights thereto shall vest, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee remains in Continuous Service through such date.  Notwithstanding the foregoing, the Restrictions shall lapse with respect to the Restricted Stock subject to the Award, and the Grantee’s rights thereto shall vest, if the Grantee’s Continuous Service terminates due to the Grantee’s death or Disability.

3.3                               Legend.  Until such time as the Restrictions have lapsed, the Company may instruct the transfer agent for the Common Stock and/or other record-keepers to include a restrictive code or similar notation in its records (or legend on stock certificates, if any) to denote the Restrictions and any applicable federal and/or state securities laws restrictions relating to Restricted Stock.  The notation or legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE PLAN AND IN THE TERMS AND CONDITIONS APPLICABLE TO THE RESTRICTED STOCK AWARD, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

3.4                               Payment of Taxes; Issuance of Shares.

(a)                                 Grantee understands, acknowledges and agrees that, unless a Section 83(b) election is made (as described in Section 3.7), the difference between the Fair Market Value of a Share at the time it vests, and the amount, if any, paid by the Grantee for such Share is subject to state and federal income taxes and Grantee is responsible for paying such taxes.

(b)                                 If the Company is required to withhold any such taxes, Grantee hereby authorizes the Company and any brokerage firm determined acceptable to the Company for such purposes to sell on Grantee’s behalf a whole number of Shares from the number of vested Shares delivered to Grantee at the time the Restrictions lapse to generate cash proceeds sufficient to satisfy the tax withholding obligation.  The Shares will be sold as soon as practicable following the day the tax withholding obligation arises.  The Grantee will be responsible for all brokerage fees and other costs of sale and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Grantee’s tax withholding obligation.  Accordingly, Grantee agrees to pay to the Company as soon as practicable any amount of the tax withholding obligation that is not satisfied by the sale of Shares described above.  The Company may, at its discretion, fulfill its tax withholding obligation by reducing the number of vested Shares delivered to Grantee at the time the Restrictions lapse by the number of Shares required to satisfy such tax withholding requirements (based on the Fair Market Value of Shares at such time).  Such Shares shall be returned to the Company.  Grantee’s acknowledgement and acceptance of these tax provisions are conditions precedent to the right of Grantee to receive the Award under the Plan and these Terms and Conditions.

(c)                                  In lieu of the sale or reduction of Shares delivered described in paragraph (b) above, Grantee may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company.  Such payment must be made by the date on which the Restrictions lapse or such later date as is established by the Company (not to exceed 15 days after the date on which the Restrictions lapse).

(d)                                 The Shares will be deposited directly into Grantee’s brokerage account with the Company’s approved broker when vested and any applicable withholding obligations have been satisfied.

3.5                               Stop-Transfer Notices.  In order to ensure compliance with the Restrictions and any provisions set forth in these Terms and Conditions, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company may issue a “stop transfer” instruction if the Grantee fails to satisfy any tax withholding obligations.

3.6                               Certain Changes in Capitalization; Additional Securities.  If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Administrator, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed.  In addition, in the case of the occurrence of any event described in this Section 3.6, the Administrator, subject to the provisions of the Plan and these Terms and Conditions, shall make an appropriate and proportionate adjustment in the number and kind of Shares subject to the Award, to the end that after such event the Grantee’s proportionate interest shall be maintained as before the occurrence of such event.  Any such adjustment made by the Administrator shall be final and binding upon the Grantee, the Company and all other interested persons.  Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Stock (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and Restrictions as the Restricted Stock with respect to which they were issued, including, without limitation, the vesting provisions set forth under Vesting/Lapsing of Restrictions in the Notice.  The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option.  If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities.  In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

3.7                               Section 83(b) Election.  Grantee understands that, under Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the Grantee will recognize as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of the Shares at the time the Restrictions on such Shares lapse.  Grantee understands that, notwithstanding the preceding sentence, Grantee may elect to be taxed at the time of the Award Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Award Date. In the event Grantee files an 83(b) Election, Grantee will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Award Date, and will be responsible for paying all such taxes, and, if applicable, paying the Company the amount of any tax required to be withheld thereon at the time of such election, in the manner set forth in Section 3.4.  Grantee further understands that a copy of such 83(b) Election form must be filed with his or her federal income tax return for the calendar year in which the Award falls, and a copy delivered to the Company.  Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to this Award, and does not purport to be complete or to deal with any state, local or foreign tax requirements that might apply.  GRANTEE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE GRANTEE’S 83(B) ELECTION, AND THE COMPANY HAS DIRECTED GRANTEE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH GRANTEE MAY RESIDE, AND THE TAX CONSEQUENCES OF GRANTEE’S DEATH.

ARTICLE 4
OTHER PROVISIONS

4.1                               Book Entry; Escrow.  The unvested Shares will be held in book-entry or global certificate form.  If the Company instead chooses to issue share certificates representing the Shares, the certificates for the Shares shall be deposited in escrow with the Secretary or Assistant Secretary of the Company or such other escrow holder as the Company may appoint; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing unvested Shares issued to him.  The deposited certificates shall remain in escrow until all of the Restrictions lapse or shall have been removed.

4.2                               Restricted Stock Not Transferable.  No unvested Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

4.3                               Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Shares pursuant to Section 4.1, the Grantee shall have all the rights of a stockholder with respect to said Shares, subject to the Restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all Additional Securities received by the Grantee with respect to such Restricted Stock shall, as provided in Section 3.6, also be subject to the Restrictions until the Restrictions on the underlying Shares lapse or are removed pursuant to these Terms and Conditions.

4.4                               Not a Contract.  Nothing in the Notice, these Terms and Conditions or the Plan shall confer upon the Grantee any right to continue as a Director of the Company except as may otherwise be provided by any written agreement entered into by and between the Company and the Grantee.

4.5                               No Right to Future Awards.  Nothing in the Notice, these Terms and Conditions or the Plan shall confer upon the Grantee any right with respect to future Awards under the Plan, or any right with respect to any other award under any plan of the Company or any Related Entity.

4.6                               Entire Agreement: Governing Law.  The Notice, these Terms and Conditions and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and these Terms and Conditions (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and these Terms and Conditions are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice, the Plan or these Terms and Conditions be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

4.7                               Conformity to Securities Laws.  The Grantee acknowledges that the Plan and these Terms and Conditions are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and these Terms and Conditions shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.8                               Amendment, Suspension and Termination.  The Award and these Terms and Conditions may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of the Award or these Terms and Conditions shall, without the consent of the Grantee, alter or impair any rights or obligations under any Award.

4.9                               Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or these Terms and Conditions shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

4.10                        Venue and Waiver of Jury Trial.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 4.2 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or these Terms and Conditions shall be brought in the United States District Court for the Eastern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of Nassau) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 4.10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

4.11                        Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Grantee to his address shown in the Company records, and to the Company at its principal executive office.

4.12                        Severability.  The invalidity or unenforceability of any paragraph or provision of these Terms and Conditions shall not affect the validity or enforceability of any other paragraph or provision, and all other provisions shall remain in full force and effect.  If any provision of these Terms and Conditions is held to be excessively broad, then such provision shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

4.13                        Certain Provisions Applicable to Grantees Employed at International Locations.  The Company will assess its requirements regarding tax, social insurance and any other payroll tax (“Tax-Related Items”) withholding and reporting in connection with the Shares.  These requirements may change from time to time as laws or interpretations change.  Regardless of the actions of the Company in this regard, Grantee hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that the Company makes no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the Award and does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability regarding Tax-Related Items.  In the event that the Company must withhold any Tax-Related Items in connection with the Award, Grantee agrees to make arrangements satisfactory to the Company to satisfy all withholding requirements.  Grantee authorizes the Company to withhold all applicable Tax-Related Items legally due from the Grantee from his or her wages or other cash compensation paid him or her by the Company and/or reduce the number of vested Shares delivered to Grantee at the time the Restrictions lapse, as contemplated by Section 3.4 above, to satisfy such Tax-Related Items.

4.14                        Data Privacy.  Grantee consents to the collection, use and transfer of personal data as described in this Section.  Grantee understands that the Company and its Subsidiaries hold certain personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock (restricted or otherwise) awarded, cancelled, exercised, vested, unvested or outstanding in Grantee’s favor, for the purpose of managing and administering the Plan (“Data”).  Grantee further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data Recipients”).  Grantee understands that these Data Recipients may be located in the Grantee’s country of residence, the European Economic Area, or elsewhere throughout the world, such as the United States.  Grantee authorizes the Data Recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Grantee’s behalf, to a broker or other third party with whom Grantee may elect to deposit any Shares of stock acquired upon vesting of the Shares.  Grantee understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company.  Withdrawal of consent may, however, affect Grantee’s ability to participate in the Plan.

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